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                                                                    EXHIBIT 21.1

             VETERINARY CENTERS OF AMERICA, INC. AND SUBSIDIARIES


SUBSIDIARIES OF REGISTRANT
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            LEGAL NAME                      JURISDICTION            DOING BUSINESS AS
- -------------------------------------       ------------      --------------------------------
West Los Angeles Veterinary Medical
 Group, Inc.                                 California

Veterinary Centers of Monrovia, Inc.         California       VCA Santa Anita Animal Hospital
VCA Clinical Veterinary Labs, Inc.           California
Veterinary Centers of Lakewood/              California
 Robertson, Inc.
Lakewood Animal Hospital, Inc.               California       VCA Lakewood Animal Hospital
Robertson Blvd. Animal Hospital, Inc.        California       VCA Robertson Blvd. Animal
                                                              Hospital
VCA of Orange Olive, Inc.                    California
Bay Area Animal Hospital, Inc.               California
VCA of Agoura, Inc.                          California       Agoura Meadows Veterinary
                                                              Clinic
VCA of Phoenix, Inc.                         California
Northern Animal Hospital Inc.                 Arizona         VCA Northern Animal Hospital
VCA of San Jose, Inc.                        California       VCA Crocker Animal Hospital
VCA Real Property Acquisition                California
 Corporation
VCA of Colorado - Anderson, Inc.             California       VCA Anderson Animal Hospital
Anderson Animal Hospital, Inc.                Colorado
VCA - Animal Hospital West, Inc.             California
Westwood Dog and Cat Hospital, Inc.          California       VCA Animal Hospital West
VCA of Woodland Hills, Inc.                  California       VCA Parkwood Animal Hospital
VCA of Teresita, Inc.                        California       VCA Teresita Animal Hospital
VCA of Asher, Inc.                           California       VCA Asher Animal Hospital
VCA Wingate, Inc.                            California
Wingate, Inc.                                 Colorado        VCA Wingate Animal Hospital
VCA-Mission, Inc.                            California       VCA Mission Animal Hospital
VCA Albuquerque, Inc.                        California       VCA Veterinary Care Animal
                                                              Hospital
VCA Wyoming Animal Hospital, Inc.            California
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
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            LEGAL NAME                      JURISDICTION            DOING BUSINESS AS
- -------------------------------------       ------------      --------------------------------
VCA Berwyn, Inc.                             California
Berwyn Veterinary Associates, Inc.            Illinois        VCA Berwyn Animal Hospital
VCA Specialty Pet Products, Inc.             California
VCA Rossmoor, Inc.                           California
Rossmoor-El Dorado Animal Hospital,          California       VCA-Rossmoor El Dorado Animal
 Inc.                                                         Hospital
VCA Albany Animal Hospital, Inc.             California
VCA West Mesa Animal Hospital, Inc.          California
VCA Howell Branch Animal Hospital            California
 Inc.
VCA Cacoosing Animal Hospital, Inc.          California
Cacoosing Animal Hospital, Ltd.             Pennsylvania
Cacoosing Pet Care & Nutrition Center,      Pennsylvania
 Inc.
VCA Sinking Spring Animal Hospital,          California
 Inc.
Vet Research Laboratories, LLC                Delaware
VCA South County Animal Hospital,            California
 Inc.
South County Veterinary Clinic, Inc.         California
VCA Clinipath Labs, Inc.                     California
VCA Florida Veterinary Labs, Inc.            California
VCA Eagle River Animal Hospital, Inc.        California
Eagle River Veterinary Hospital, Inc.          Alaska
VCA Miller Animal Hospital, Inc.             California
Miller Animal Hospital, Inc.                 California
VCA Marina Animal Hospital, Inc.             California
Veterinary Hospitals, Inc.                   California       Marina Veterinary Clinic
VCA All Pet Animal Complex, Inc.             California
VCA Castle Shannon Animal Hospital,          California
 Inc.
VCA APAC Animal Hospital, Inc.               California
VCA Northwest Diagnostic Labs, Inc.          California
VCA Information Systems, Inc.                California
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
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             LEGAL NAME                     JURISDICTION            DOING BUSINESS AS
- -------------------------------------       ------------      --------------------------------
VCA East Anchorage Animal Hospital,          California
 Inc.
East Anchorage Veterinary Hospital,            Alaska
 Inc.
VCA Fox Chapel - Shadyside Animal,           California
 Inc.
Fox Chapel Animal Hospital, Inc.            Pennsylvania
VCA Companion Animal Hospital, Inc.          California
VCA Animal Hospital East, Inc.               California
MS Animal Hospitals, Inc.                    California
VCA Professional Animal Lab, Inc.            California
VCA Detwiler Animal Hospital, Inc.           California
Detwiler Veterinary Clinic, Inc.            Pennsylvania
VCA Lakeside Animal Hospital, Inc.           California
VCA Cenvet, Inc.                             California
VCA Golden Cove Animal Hospital,             California
 Inc.
BerLa, Inc.                                  California       VCA Golden Cove Animal
                                                              Hospital
VCA Tampa Animal Hospital, Inc.              California
Tampa Animal Medical Center, Inc.             Florida         VCA Tampa Animal Hospital
VCA Silver Spur Animal Hospital, Inc.        California
Silver Spur Animal Hospital, Inc.            California
VCA Lewis Animal Hospital, Inc.              California
VCA Lewelling Animal Hospital, Inc.          California
Lewelling Veterinary Hospital, Inc.          California
VCA South Shore Animal Hospital, Inc.        California
VCA Alpine Animal Hospital, Inc.             California
VCA Greater Savannah Animal                  California
 Hospital, Inc.
VCA Kaneohe Animal Hospital, Inc.            California
VCA Elkton Animal Hospital, Inc.             California
VCA Rotherwood Animal Hospital, Inc.         California
VCA Lammers Animal Hospital, Inc.            California
Lammers Veterinary Hospital, Inc.            California
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

            LEGAL NAME                      JURISDICTION            DOING BUSINESS AS
- -------------------------------------       ------------      --------------------------------
VCA Referral Associates Animal               California
 Hospital, Inc.
VCA Clarmar Animal Hospital, Inc.            California
VCA Conewago Animal Hospital, Inc.           California
VCA St. Petersburg Animal Hospital,          California
 Inc.
VCA Northboro Animal Hospital, Inc.          California
PRI Merger Company, Inc.                      Delaware
Golden Merger Corporation                     Delaware
VCA Beacon Hill Cat Hospital, Inc.           California
VCA Animal Care Center, Inc.                 California
VCA Lakeshore Animal Hospital, Inc.          California
VCA Bering Sea Animal Hospital, Inc.
VCA Acacia Animal Hospital, Inc.
VCA Merrimack Animal Hospital, Inc.
VCA Rockcreek Animal Hospital, Inc.
Pets' Rx, Inc.                                Delaware
Pets' Rx Nevada, Inc.                          Nevada
William C. Fouts, Ltd.                         Nevada         Decatur Animal Clinic
H.B. Animal Clinics, Inc.                    California       Blossom Veterinary Clinic
Princeton Animal Hospital                    California       Almaden Valley Veterinary
                                                              Hospital
Spring Mountain Animal Hospital,               Nevada
 L.L.C.
Old Town Veterinary Hospital, Inc.            Virginia
North Rockville Veterinary Hospital,          Maryland
 Inc.

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